EXHIBIT 10.15


May 23, 2005

Mr. Greg Willis
322 Highlands
Union Grove, AL  35175

Dear Mr. Willis:

The purpose of this letter is to confirm your employment with Lakeland Industries, Inc. on the following terms and conditions:

1.    THE PARTIES
      -----------

This is an agreement between Greg Willis (hereinafter referred to as "you") and Lakeland Industries, Inc., a Delaware corporation with principal place of business located at 711-2 Koehler Avenue, Ronkonkoma, NY 11779-7410 (hereinafter the "Company").

2.    TERM; RENEWAL
      -------------

The term of the agreement shall be for a 2 year period from May 1, 2005 through and including April 30, 2007.

3.    CAPACITY
      --------

You shall be employed in the capacity of Executive Vice President of Lakeland Industries, Inc. and such other title or titles as may from time to time be determined by the Board of Directors of the Company.

You agree to devote your full time and attention and best efforts to the faithful and diligent performance of your duties to the Company and shall serve and further the best interests and enhance the reputation of the Company to the best of your ability.

4.    COMPENSATION
      ------------

As full compensation for your services you shall receive the following from the
Company:

      a.    A base annual salary of $135,000.00 per year payable bi-weekly; and
      b.    A car allowance of $9,000 annually; and
      c. An override on gross sales of .0030 of the Disposables division up to $75,500,000; and
      d.    .0025 gross override on all sales of Tyvek over this forecast; and


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      e.    .015 override on all sales of Non-Tyvek and Non-Tychem fabrics in the Disposable and Chemical Division in excess of those same sales made in fiscal 04 plus:

      f.    A bonus equal to one of the following:

            (i) a $15,000 bonus if for the fiscal year ended 1/31/06 gross margins in the Disposable business exceed 18% and sales forecasts are met;
            (ii) a $25,000 bonus if gross margins in the Disposable business exceed 19% and sales forecasts are met;
            (iii) a $50,000 bonus of gross margins exceed 20% in the Disposable business and sales forecasts are met;
            (iv) a $75,000 bonus if gross margins exceed 21% in the Disposable business and sales forecasts are met.

      g. Participation when eligible in any of the Company's Pension, Profit Sharing Plans, medical and disability plans, Restricted Stock Plans, ESOP, or 401(k) plans and any other such plans when and if they become effective; and
      h. Such other benefits as are provided from time to time by the Company to its officers and employees; provided however that your vacation shall be for a period of no more than 4 weeks and no one period of vacation shall be more than 2 weeks; and
      i. Reimbursement for any expenses incurred by you that are only necessary and proper in the conduct of the Company's business; and
      j. The above terms will be adjusted no later than April 30, 2006 to fit the fiscal year ending 2007.

Your compensation shall be adjusted effective May 23, 2005 so that compensation and benefits hereunder shall commence on May 23, 2005 for a term ending April 30, 2007 and all compensation and benefits under your existing contract shall terminate on May 22, 2005. The adjustments, for tax accounting and GAAP reporting purposes, shall be made by the Chief Financial Officer of the Company in his discretion. Item 4c,d and e shall be payable monthly; item 4f shall be payable following year-end calculations to be made by the Company's outside auditors.

5.    BONUS
      -----

In May of each year commencing in 2006 you shall be awarded a discretionary bonus based on the efficient and successful realization of objectives and goals to be set by the CEO in consultation with you, and additionally any other goals set by the Compensation Committee of the Board of Directors for fiscal years 2006 and 2007.

6.    NON-COMPETITION
      ---------------

During the term of this agreement and for one year thereafter, you shall not either directly or indirectly as an agent, employee, partner, stockholder, director, investor, or otherwise engage in any activities in competition with the activities of the Company. You shall also


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abide by the Code of Ethics Agreement and other Corporate Governance Rules as displayed on the Company's Web Page. You shall disclose prior to the execution of this agreement (or later on as the case may be) all business relationships you presently have or contemplate entering into or enter into in the future that might affect your responsibilities or loyalties to Lakeland.

7.    CONFIDENTIALITY
      ---------------

Except as required in your duties to the Company you shall not at any time during your employment and for a period of 5 years thereafter directly or indirectly use or disclose any confidential information relating to the Company or its business which is disclosed to you or known by you as a consequence of or through your employment by the Company and which is not otherwise generally obtainable by the public at large.

8.    TERMINATION
      -----------

You or the Company may terminate your employment prior to the end of the Term for any reason upon written notice to the other party in accordance with the following provisions:

      (a) Death. Your employment shall terminate on the date of your death. Your Base Salary (as in effect on the date of death) shall continue through the last day of the month in which your death occurs. Payment of your Base Salary shall be made to your estate or your beneficiary as designated in writing to the Company. Your estate or designated beneficiaries as applicable shall also receive a pro-rata portion of the Annual Bonus, if any, determined for the fiscal year up to and including the date of death which shall be determined in good faith by the Compensation Committee of the Board of Directors. Your beneficiaries shall also be entitled to all other benefits generally paid by the Company on an employee's death.

      (b) Disability. Your employment shall terminate if you become totally disabled. You shall be deemed to be totally disabled if you are unable, for any reason, to perform any of your duties to the Company for a period of ninety consecutive days, or for periods aggregating 120 days in any period of 180 consecutive days.

      (c) Other Termination. Should you decide to leave the Company, you will provide the Company with 45 days written notice. Should the Company decide to terminate you for any reason it shall have the right to buy out your contract rights herein for 6 months base pay and any commissions and bonus due you on the date of termination and what you would have been paid in commissions for 6 months after the date


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            of termination calculated from the prior six months of commissions, all concomitant with your execution of the Company's standard severance agreement.

9.    NOTICES
      -------

Any notices required to be given under this Agreement shall, unless otherwise agreed to by you and the Company, be in writing and by certified mail, return receipt requested and mailed to the Company at its headquarters at 711 Koehler Avenue, Suite 2, Ronkonkoma, NY 11779-07410 or to you at your home address at 322 Highlands, Union Grove, AL 35175.

10.   WAIVER OR MODIFICATION
      ----------------------

No waiver or modification in whole or in part of this agreement or any term or condition hereof shall be effective against any party unless in writing and duly signed by the party sought to be bound. Any waiver of any breach of any provision hereof or right or power by any party on one occasion shall not be construed as a waiver of or a bar to the exercise of such right or power on any other occasion or as a waiver of any subsequent breach.

11.   SEPARABILITY
      ------------

Any provision of this agreement or non-competition or confidentiality sections (the "Agreement") which is unenforceable or invalid in any respect in any jurisdiction shall be ineffective in such jurisdiction to the extent that it is unenforceable or invalid without effecting the remaining provisions hereof which shall continue in full force and effect. The unenforceability or invalidity of any provision of the agreement in one jurisdiction shall not invalidate or render unenforceable such provision in any other jursidction.

12.   HEADINGS
      --------

The headings contained in this agreement are for convenience only and shall not affect, restrict or modify the interpretation of this Agreement.

13.   CONTROLLING LAW
      ---------------

This agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed therein and you agree to the exclusive jurisdiction and venue of the federal or state courts located in the State of New York on any legal issues arising out of this contract and you agree that such judgments as rendered by New York courts shall be transferable and binding in all other American courts of competent jurisdiction.


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                                             LAKELAND INDUSTRIES, INC.


                                             By: /s/ John J. Collins
                                                 ----------------------------
                                                     John J. Collins


AGREED AND ACCEPTED:
                                             By: /s/ Michael Cirenza
                                                 ----------------------------
/s/ Gregory Willis                                   Michael Cirenza
----------------------------
Gregory Willis

Executive Vice President                     By: /s/ Eric O. Hallman
                                                 ----------------------------
                                                     Eric O. Hallman


                                             By: /s/ A. John Kreft
                                                 ----------------------------
                                                     A. John Kreft


                                             By: /s/ Stephen M. Bachelder
                                                 ----------------------------
                                                     Stephen M. Bachelder

                                             Board of Directors
                                             Compensation Committee